Exhibit 10(t)

THIRD AMENDMENT TO
JOINT VENTURE AGREEMENT

     THIS THIRD AMENDMENT TO JOINT VENTURE AGREEMENT is dated the 28th day of February, 2003 (the “Third Amendment”) and is between Polaris Industries Inc., a Minnesota corporation (“Polaris”), and Transamerica Commercial Finance Corporation, a Delaware corporation (“TCFC”) (collectively, Polaris and TCFC, the “Parties” and individually, a “Party”) and amends, in part, the Joint Venture Agreement (the “JV Agreement”) dated the 7th day of February, 1996 between Polaris and TCFC and as previously amended. All capitalized terms herein shall have the same meaning as in the JV Agreement unless otherwise defined herein.

RECITALS

     WHEREAS, Polaris and TCFC caused their respective subsidiaries, Polaris Acceptance Inc., a Minnesota corporation (“PAI”) and Transamerica Joint Ventures, Inc. (“TJV”), a Delaware corporation (collectively, PAI and TJV the “Partners”), to enter into a Partnership Agreement dated February 7, 1996, as it may be amended from time to time (the “Partnership Agreement”) to form an Illinois general partnership (the “Partnership” or “PA” or “Polaris Acceptance “) for the ownership and operation of a commercial finance business and related finance businesses within the United States and other countries supporting the business of Polaris and its affiliates from time to time and such other businesses as the Parties subsequently may agree, as further described therein.

     WHEREAS, PA desires to extend the initial term of the Partnership Agreement and of the JV Agreement; and

     WHEREAS, it is a condition of the extension of the initial term of the JV Agreement that Polaris and TCFC amend the terms of the JV Agreement as set forth in this Third Amendment; and

     WHEREAS, the Parties or their affiliates are also executing amendments to other of the Amended Definitive Agreements,

     NOW, THEREFORE, in consideration of the premises, recitals and mutual covenants, undertakings and obligations hereinafter set forth or referred to herein, the Parties mutually covenant and agree as set forth below.

AGREEMENT

1.	Definitions.

   (a) The definitions of the following terms, when used in the JV Agreement, shall, from and after the effective date of this Second Amendment, be hereby amended as follows:

     (i) The term “Agreement” shall mean the Joint Venture Agreement as amended by this Third Amendment as well as by all previous amendments to the extent not modified by this Third Amendment; and

     (b) The following new terms shall be added to the JV Agreement as of the effective date of this Third Amendment:

     (i) The term “Third Amendment” shall mean the Third Amendment to the JV Agreement executed by Polaris and TCFC dated the 28th day of February, 2003;

     (ii) The term “Amended Definitive Agreements”, shall have the same meaning as in the First Amendment, and shall also include the Second Amendment and this Third Amendment and the various amendments to the Definitive Agreements being executed concurrently with this Third Amendment and as any of those Definitive Agreements may be amended from time to time.

     2. Amended Term. Section 1.4 is hereby deleted in its entirety and is hereby replaced with the following:

1.4 Term. Polaris and TCFC hereby agree that the initial term of the Partnership which began on March 1, 1996, shall hereby be extended for a new four (4) year period commencing on March 1, 2003, and unless sooner dissolved or terminated under the provisions of the Partnership Agreement, shall continue until February 28,, 2007, and thereafter shall be extended automatically for additional one-year terms unless at least one year prior to the expiration of the initial or additional term (as applicable) either Partner gives notice to the other Partner of its intention not to extend the term, in which event the Partnership shall dissolve in accordance with the terms of the Partnership Agreement upon expiration of the then current term.

     3. Representations and Warranties. Each Party represents and warrants to the other Party with respect to itself and its respective Partner subsidiary that all representations and warranties in the JV Agreement made as of the Closing (as defined in the JV Agreement) are made again as of the effective date of this Third Amendment.

     4. Entire Agreement. The JV Agreement as amended by this Third Amendment, together with the other Definitive Agreements and the Amended Definitive Agreements, as of the date hereof contain all of the understandings and agreements of whatsoever kind and nature existing between the Parties hereto and their respective affiliates with respect to the JV Agreement, the other Definitive Agreements and the Amended Definitive Agreements, regarding the subject matter hereof and the subject matter of the other Definitive Agreements and Amended Definitive Agreements and the rights, interests, understandings, agreements and obligations of the Parties and their respective affiliates pertaining to the subject matter hereof and thereof and the Partnership, and supersedes any previous agreements between the Parties and their respective affiliates.

     5. Governing Law. This Third Amendment shall be governed by, and construed and enforced under, the laws of the State of Illinois without regard to conflict of law principles.

     Except as otherwise set forth herein, all terms and conditions of the JV Agreement are hereby ratified and shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first above written, it being understood and agreed that it shall be effective as of the execution hereof by all Parties hereto.

POLARIS INDUSTRIES INC., a Minnesota	TRANSAMERICA COMMERCIAL FINANCE
corporation	CORPORATION

By: /s/ Michael Malone	By: /s/ Steven J. Toeniskoetter

Name: Michael Malone	Name: Steven J. Toeniskoetter

Title: VP-CFO	Title: President

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